Exhibit 10

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

AS AMENDED AND RESTATED

JANUARY 1, 2011

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

(Originally Effective January 1, 1996)

(Amended and Restated Effective January 1, 2011)

The Westar Energy, Inc. Long Term Incentive and Share Award Plan (“Plan”) is amended and restated by Westar Energy, Inc. (“Company”) this 1st day of May, 2008, to be effective January 1, 2011.

WHEREAS, the Plan was originally established by the Company effective January 1, 1996;

WHEREAS, the Plan has been amended by amendments effective June 30, 1999, October 1, 2000, February 9, 2001, March 1, 2008 and January 1, 2009; and

WHEREAS, the Company intends to amend and restate the Plan in order to increase the number of shares subject to the Plan and to make certain other amendments.

NOW, THEREFORE, the Company hereby amends and restates the Plan as follows:

1.    Purposes.   The purposes of the 1996 Long Term Incentive and Share Award Plan are to advance the interests of Westar Energy, Inc. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company and certain of its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.    Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below unless a different meaning is plainly required by the context:

(a)      “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b)      “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Employee under the Plan.

(c)      “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)      “Beneficiary” means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)      “Board” means the Board of Directors of the Company.

(f)      “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)      “Committee” means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(c) of the Code.

(h)      “Company” means Westar Energy, Inc., a corporation organized under the laws of the state of Kansas, or any successor corporation.

(i)      “Director” means a non-employee member of the Board.

(j)      “Director’s Share” means a share granted to a Director under Section 7.

(k)      “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

(l)      “Eligible Employee” means an employee of the Company or its Subsidiaries and Affiliates, including any director who is an employee, who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates.

(m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n)      “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares are listed on any established stock exchange or on a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

(o)      “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p)      “NQSO” means any Option that is not an ISO.

(q)      “Option” means a right, granted under Section 5(b), to purchase Shares.

(r)      “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(s)      “Participant” means an Eligible Employee or Director who has been granted an Award or Director’s Shares under the Plan.

(t)      “Performance Share” means a performance share granted under Section 5(f).

(u)      “Performance Unit” means a performance unit granted under Section 5(f).

(v)      “Plan” means this 1996 Long Term Incentive and Share Award Plan.

(w)      “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(x)      “Restricted Share Unit” means a right granted under Section 5(e), to receive Shares or cash at the end of a specified restricted period.

(y)      “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z)      “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(aa)    “Shares” means common stock, $5.00 par value per share, of the Company.

(bb)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(cc)    “2005 Deferred Compensation Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan, a copy of which is attached as Exhibit A and incorporated herein.

3.    Administration.

(a)    Authority of the Committee.  Except as provided in subsection (e) of this Section 3, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Employees to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Employee;

(iv)

to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)	[reserved]

(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder,

(x)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)      Mannerof Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)      Limitationof Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)    Limitation on Committee’s Discretion.  Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)    Administration of Directors’ Portion.  Anything in this Plan to the contrary notwithstanding, the portion of this Plan relating to Directors shall be administrated by the full board. Since grants to Directors are either automatic or based on the elections of Directors, this function will be limited to interpretation and general administrative oversight.

4.     Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director’s Shares under the Plan shall be 8,250,000. No Award or Director’s Shares may be granted if the number of Shares to which such Award or Director’s Share relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards or Director’s Shares are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director’s Shares is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director’s Shares shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director’s Shares under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options or SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 350,000 Shares or with respect to Performance Shares, Performance Units, Restricted Shares and Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the equivalent of 1,000,000 shares during a calendar year to any Eligible Employee, without respect to associated dividend equivalents. To the extent that any cash award made pursuant to Section 5(h) does not otherwise constitute a share-based award subject to the foregoing 1,000,000 share per calendar year limitation, in no event shall such cash award exceed 500% of the Eligible Employee’s base salary (up to a maximum base salary of $2,000,000) as of the first day of such calendar year (or, if later, as of the date on which the Eligible Employee becomes an employee of the Company or a subsidiary thereof); provided, however, that if the Performance Period applicable to such cash award exceeds twelve months, the 500% limit shall apply to each 12-month period in the Performance Period.

(b) Any Shares distributed pursuant to an Award or Director’s Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by purchase in the open market or in private transactions.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Anything in this Plan to the contrary notwithstanding, except in connection with a corporate transaction involving the Company or any Subsidiary or Affiliate (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event may the Committee (i) grant Options or SARs in replacement of Options or SARs previously granted under this Plan or any other compensation plan of the Company, or amend outstanding Options or SARs (including amendments to adjust an exercise price), in each case with a lower exercise price than that of the replaced or outstanding Option or SAR, (ii) cancel outstanding Options or SARs in exchange for a cash payment or for a grant of replacement Options or SARs or (iii) engage in any transaction that would be deemed a repricing under the applicable rules of the New York Stock Exchange or other governing body, in each case (i), (ii) or (iii) without first obtaining the approval of the Company’s shareholders.

5.    Specific Terms of Awards.

(a)     General.  Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

(b)     Options.  The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)	Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan.

(c)  SARs.  The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Employees on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market value of one Share on the date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)	Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)  Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i)	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)	Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)  Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

(i)	Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur not later than sixty (60) days after expiration of the restricted period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee) or deferred for payment pursuant to the 2005 Deferred Compensation Plan, if applicable. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the restricted period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part, in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)  Performance Shares and Performance Units.  The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Employees on the following terms and conditions:

(i)	Performance Period and Criteria. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders’ equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing.

(ii)	Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)	Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)	Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing not later than sixty (60) days after the end of the relevant Performance Period. The Committee must certify in writing prior to payment of any Performance Share or Performance Unit that the performance objectives and any other material items were in fact satisfied.

(g)  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Eligible Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)  Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

  (a)    Stand Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either at the same time as or a different time from the grant of such other Awards or awards. Subject to Section 4(d), the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion.

  (b)  Terms of Awards.  The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c)  Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis pursuant to the 2005 Deferred Compensation Plan, if applicable.

  (d)  Nontransferability.  Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. An Eligible Employee’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employees creditors.

7.    Directors’ Fees.

  (a)  Grant of Shares and Other Awards.  Each Director Participant shall receive such portion of his/her Director fees in such number of Shares and/or in such number and type of other Awards as shall be established from time to time by the Board by grants made pursuant to this Plan, with the remainder of such Director fees to be payable in cash or in Shares as elected by the Director Participant in accordance with Section 7(b) below. The Board shall have the same authority to establish the terms and conditions of any Awards granted pursuant to this Section 7(a) as the Committee has with respect to Awards granted under Section 5 of the Plan. Any Awards granted pursuant to this Section 7(a) shall be considered Awards for all purposes of this Plan (notwithstanding that they are granted to Directors rather than Eligible Employees) except that the Board shall exercise all powers otherwise exercisable by the Committee with respect to such Awards.

  (b)  Election to Determine Percentage or Amount of Compensation to be Paid in Stock.  Each Director Participant shall have an opportunity to elect to have the remaining portion of his/her Director fees paid in cash or shares, or a combination thereof. Except for the initial election following adoption of the plan or the Director’s election to the Board, any such election shall be made in writing and must be made at least six months before the services are rendered giving rise to such compensation, and may not be changed thereafter except as to compensation for services rendered at least six months after any such election to change is made in writing. In the absence of such an election, such remaining portion of the Director’s fees shall be paid entirely in cash. Nothing contained in this Section 7(b) shall be interpreted in such a manner as would disqualify the Plan from treatment as a “formula plan” under Rule 16b-3.

  (c)  Amount and Date of Payment for Stock Compensation.

(i)

For any Plan Year in which a Director is a Participant for the full Plan Year, any Stock compensation due a Director Participant pursuant to Sections 7(a) shall be payable at the beginning of such plan year, and with respect to Section 7(b) above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1. The amount of stock to be distributed to a Director Participant shall be determined by dividing the Director Participant’s required and elected dollar amount of stock compensation by the Fair Market Value of the Shares.\

(ii)	Notwithstanding the foregoing, for purposes of the 1996 Plan Year, no stock distributions shall be made prior to receipt of all requisite approvals; provided, however, that once the requisite approvals of the Plan are received, the stock distributions shall be made as soon as practicable thereafter and shall include any stock distributions which would have been made had the requisite approvals been obtained on the Effective Date. The stock distributions to be made in accordance with this Section 7(c)(2) shall be valued in accordance with the provisions of Section 7(c)(1).

8.     Change of Control Provisions.

(a)	Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards. In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant.

(i)	All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or limitations is waived by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

(ii)	For a period of up to 60 days following a Change in Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of Shares on the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant’s right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant. Except as provided in Section 8(a)(iii), in no event will an Award be surrendered or a Participant have the right to receive cash under this Section 8(a)(ii) with respect to an Award if the Participant is subject to Section 16 of the Exchange Act and at least six months shall not have elapsed from the date on which the Participant was granted the Award before the date of the Change of Control (unless this restriction is not at such time required under Rule 16b-3).

(iii)

In the event that any Award is subject to limitations under Section 8(a)(ii) at the time of a Change of Control, then, solely for the purpose of determining the rights of the Participant with respect to such Award, a Change of Control shall be deemed to occur at the close of business on the first business day following the date on which the Award could be sold without liability under Section 16 of the Exchange Act.

(b)    Definitions of Certain Terms.  For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:

(i)    “Change of Control” means the occurrence of any one of the following events:

(1)	individuals who, on May 17, 2000, constitute the Board (the ‘Incumbent Directors’) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 17, 2000, whose election or nomination for election was approved by a vote of at least three-fourths of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(2)	any `person’ (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the ‘Exchange Act’) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the ‘Company Voting Securities’); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3));

(3)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a ‘Business Combination’), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the ‘Surviving Corporation’), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the ‘Parent Corporation’), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a ‘Non-Qualifying Transaction’); or

(4)	the consummation of a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

For purposes of this definition, ‘subsidiary’ shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets upon liquidation or dissolution.

(ii)	“Change of Control Price” means, with respect to a Share, the higher of (a) the highest reported sales price of Shares on the New York Stock Exchange during the 30 calendar days preceding a Change of Control, or (b) the highest price paid or offered in a transaction which either (i) results in a Change of Control, or (ii) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in a Change of Control. With respect to clause (b) in the preceding sentence, the “price paid or offered” will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the fair market value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

(iii)	“Related Party” means (a) a wholly-owned subsidiary of the Company; or (b) an employee or group of employees of the Company or any wholly-owned subsidiary of the Company; or (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any wholly-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(iv)	“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

9.    General Provisions.

  (a)    Compliance with Legal and Trading Requirements.  The Plan, the granting and exercising of Awards or Director’s Shares thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award or Director’s Share until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

(b)    No Right to Continued Employment or Service.  Neither the plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.

(c)    Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations.

(d)    Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required (i) in order to insure that Awards granted under the Plan are exempt under Rule 16b-3 or (ii) under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award or Director’s Shares theretofore granted to him or her. Notwithstanding the other provisions of this paragraph, Section 7 and the other provisions of this Plan applicable to Director’s Shares may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(e)    No Rights to Awards; No Shareholder Rights.  No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f)    Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award or Director’s Shares, nothing contained in the Plan or any Award or Director’s Share shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)    Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)    Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(i)    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award or Director’s Option. Cash shall be paid in lieu of such fractional shares.

(j)    Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Kansas without giving effect to principles of conflict of laws.

(k)    Effective Date; Plan Termination.  The Plan shall become effective as of January 1, 1996, (the “Effective Date”) upon approval by the affirmative votes of the holders of a majority of voting securities of the Company voting upon the adoption of the plan. The Plan shall terminate as to future awards on June 30, 2019.

(l)    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

IN WITNESS WHEREOF, the Company hereby adopts the foregoing amended and restated Long Term Incentive and Share Award Plan the date first above written, to be effective January 1, 2011.

WESTAR ENERGY, INC.

Mark A. Ruelle
Executive Vice President and
Chief Financial Officer

Dated

ATTACHMENT A

Westar Energy, Inc.

2005 Deferred Compensation Plan

January 1, 2005

WESTAR ENERGY, INC.

2005 DEFERRED COMPENSATION PLAN

The WESTAR ENERGY, INC. 2005 DEFERRED COMPENSATION PLAN (“Plan”) is adopted effective January 1, 2005. The Plan is established and maintained by WESTAR ENERGY, INC. solely for the purpose of permitting certain of its senior management employees to defer a portion of their base salary, bonus and incentive compensation from current income taxation and receive such deferred amounts at a future date.

Accordingly, WESTAR ENERGY, INC. hereby adopts the Plan pursuant to the terms and provisions set forth below:

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1      “Account” means the account maintained by Company under Plan for a Participant that is credited with amounts contributed under Section 3.1 of Plan and any gains and losses on such amounts as required to be credited or debited by Article IV. A Participant’s Account shall contain subaccounts, if applicable, as follows: (1) Cash Deferral Account and (2) Stock Deferral Account.

1.2      “Beneficiary” means the person or persons designated by a Participant, on a form made available by Committee for such purpose (a copy of which is attached hereto as Exhibit A) to receive any amounts credited to a Participant’s Account under this Plan that remain undistributed at Participant’s death.

1.3      “Board” means the Board of Directors of Company.

“Cash Deferral Account” means the subaccount established and maintained by the Company for specified deferrals of cash compensation by a Participant, as described in Article III. A Cash Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

1.4      “Change of Control Event” means any one of events (a), (b) or (c):

  (a)        Change in the Ownership of Company.

  Any one person, or more than one person acting as a group (as defined below in (d)) acquires ownership of stock of Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Company.

  (b)        Change in the Effective Control of Company.

  Either (i) any one person, or more than one person acting as a group (as defined below in (d)), acquire (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing 35 percent or more of the total voting power of the stock of Company; or (ii) a majority of members of

Company’s Board is replaced during any 12-month period by directors whose apportionment or election is not endorsed by a majority of the members of Company’s Board prior to the date of the appointment or election.

  (c)        Change in the Ownership of a Substantial Portion of Company’s Assets.

  Any one person, or more than one person acting as a group (as defined below in (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Company that have a total gross fair market value (“gross fair market value” means the value of the assets of Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions.

  (d)        Persons Acting as a Group.

  Persons will not be considered to be acting as a group solely because they purchase or own stock, or purchase assets, of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation. If a person, including an entity or entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation (only with respect to the ownership in that corporation in the case of a change in the Effective Control of a Company or only to the extent of the ownership in that corporation in the case of a Change in the Ownership of a Substantial Portion of a Company’s Assets) prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

1.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.7      “Committee” means the Nominating and Corporate Governance Committee of the Board to administer Plan. The Committee shall be the Plan Administrator.

1.8      “Company” means WESTAR ENERGY, INC., a Kansas corporation, and any affiliated company which Westar Energy, Inc. authorizes to be a participating employer hereunder.

1.9      “Compensation” means the aggregate compensation paid to a Participant by Company during a Plan Year, including salary, commissions, bonuses, Incentive Compensation and all other items that constitute wages within the meaning of Code Section 3401(a) or are required to be reported under Code Sections 6041(d), 6051(a)(3) or 6052. Compensation also includes Compensation Reduction Contributions under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includable in gross income by reason of Code Section 125 or Code Section 402(e)(3), but does not include any other amounts contributed pursuant to, or received under, Plan or any other plan of deferred compensation. Compensation excludes all compensatory income received by a participant with respect to the exercise of stock options or the delivery of option shares following the exercise of such options, compensatory income attributable to the vesting of restricted stock granted to a Participant under Company’s compensatory stock plan, relocation reimbursements paid by Company, and automobile allowances.

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1.10      “Compensation Reduction Agreement” means the written compensation reduction agreement entered into by a Participant with Company in the form attached hereto as Exhibit A in any Plan Year.

1.11      “Disability” means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company.

1.12      “Dividend Equivalents” has the meaning given in Section 4.2 hereof.

1.13      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

1.14      “Incentive Compensation” means any payment under the Westar Energy, Inc. Long Term Incentive and Share Award Plan.

1.15      “Participant” means an employee of Company who is designated by the Board as being one of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to whom contributions may be made under this Plan.

1.16      “Plan” means the Westar Energy, Inc. 2005 Deferred Compensation Plan.

1.17      “Plan Year” means the calendar year.

1.18      “Prime Rate” means the prime rate of interest in effect on the first business day of the applicable calendar year as such rate is reported by the Wall Street Journal (or, if no longer reported by the Wall Street Journal, such other nationally recognized publication as selected by the Administrator).

1.19      “Separation from Service” means a Participant’s death, retirement or other termination of employment with Company. A Separation from Service shall not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with Company.

1.20      “Stock” means the common stock of Company or such other securities or rights economically related to the common stock or other capital stock or securities of Company as may be designated by the Committee, including restricted shares of Company’s common stock and restricted share units.

1.21      “Stock Deferral Account” means the subaccount established and maintained by Company for specified deferrals of Stock compensation by a Participant, as described in Article III. A Stock Deferral Account will be maintained solely as a bookkeeping entry by Company to evidence unfunded obligations of Company.

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1.22      Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

ARTICLE II

ELIGIBILITY

A senior management employee of Company is eligible to become a Participant in Plan for a particular Plan Year provided such employee has been designated in writing as a Participant for such Plan Year by the Board.

ARTICLE III

PLAN CONTRIBUTIONS

3.1      Compensation Reduction Contributions.

  (a)      Any Participant may elect to defer the receipt of a portion of the Compensation otherwise payable to Participant by Company in any Plan Year. The amount deferred pursuant to this Section 3.1(a) shall be a Compensation Reduction Contribution allocated to the Account maintained for the Participant for such Plan Year which Account shall have the following subaccounts, if applicable: (1) Cash Deferral Account and (2) Stock Deferral Account.

  (b)      Notwithstanding Section 3.1(a), a Participant may not make Compensation Reduction Contributions to this Plan during any period for which contributions must be suspended in accordance with Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(B)(4) as a condition of such Participant’s receipt of a hardship withdrawal from any plan of Company which includes a qualified cash or deferred arrangement under Code Section 401(k), if any.

3.2      Compensation Reduction Agreement.  As a condition to Company’s obligation to make a Compensation Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, Participant must execute a Compensation Reduction Agreement and Beneficiary Designation in the form attached hereto as Exhibit A. Any deferral election made by a Participant shall be irrevocable with respect to the Plan Year covered by such election. A Compensation Reduction Agreement for any Plan Year shall be made and delivered to Company before the beginning of the Plan Year in which services relating to the Compensation for such Plan Year to be deferred are performed and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to Company prior to the beginning of the Plan Year in which such revocation is to be effective; PROVIDED, that for the Plan Year in which a Participant first becomes eligible to participate in Plan, and has not in the past two years been eligible to participate in any other nonqualified deferred compensation plan which would be aggregated with Plan pursuant to Treasury Regulation Section 1.409A-1, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date Participant becomes eligible to participate in Plan; PROVIDED FURTHER, that in the case of any deferral from performance-based compensation, such election must be filed with Company no later than June 30 of the performance period for which a Participant receives such performance-based compensation; PROVIDED FURTHER, that an election to defer any award of Incentive Compensation that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date of the award must be made (1) on or before the 30th day after the award date and (2) at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.

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ARTICLE IV

EARNINGS ON CONTRIBUTIONS

4.1      Cash Deferral Account.  Amounts credited to a Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate plus one (1%) percent, and such interest will be credited to the Cash Deferral Account from time to time; PROVIDED, HOWEVER, that during the time period that installment payments are being made from a Cash Deferral Account, any balance of the Cash Deferral Account shall earn interest at a rate, with respect to any Plan Year, equal to the Prime Rate, and such accrued interest will be paid together with the next distribution from the Account.

4.2      Stock Deferral Account.  A Participant is deemed to receive “dividends” on the shares of Stock credited to the Participant’s Stock Deferral Account equal to the dividends paid on the Stock and such other dividend rights related to Stock, if any, whether vested or unvested, granted to the Participant as such rights are approved by the Committee (“Dividend Equivalents”). The notional dollar amount of the Dividend Equivalents will be converted into additional share credits of Stock, including fractional share credits, and credited to the Participant’s Stock Deferral Account by dividing (x) the notional dollar amount of the Dividend Equivalents by (y) the average of the highest and lowest sales price of Company’s Stock for the three (3) trading days immediately preceding the dividend payment date, unless the Committee determines that another procedure for determining conversion would be more appropriate; PROVIDED, HOWEVER, that during the time period that installment distributions are being made from a Stock Deferral Account, the notional dollar amount of Dividend Equivalents earned on the balance of the Stock Deferral Account shall be paid together with the next distribution from the Account.

The Stock Deferral Account will be adjusted for any stock dividends, stock splits or like events as determined by the Committee.

ARTICLE V

DISTRIBUTIONS

5.1      Distribution – General Rule.  All amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of the Plan, shall be distributed to or with respect to a Participant only upon Participant’s Separation from Service with Company and all affiliates thereof for any reason including retirement, death or Disability; provided, however, if a Participant is a “Specified Employee” as defined in Code section 409A(a)(2)(A) (that is, a “Key Employee” as defined in Code section 416(i) without regard to paragraph (5) thereof), no distribution may be made before the date which is 6 months after the date of Participant’s Separation from Service from Company (or, if earlier, the date of death or Disability of Participant). All amounts distributable under Plan shall be distributed in the form of a single lump-sum payment; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single lump-sum payment, he will receive payment under Plan in installments over a period not to exceed ten (10) years.

If a Participant should die before distribution of the full amount of his Account has been made to him, any remaining amounts shall be distributed to the Participant’s Beneficiary in the manner and at the time heretofore prescribed. If Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amount shall be distributed to the Participant’s estate in the manner and at the time heretofore prescribed.

5.2      Distribution – Special Rule.  In addition to or in lieu of the distribution set forth in Section 5.1, a Participant may elect to allocate, in whole or in part, amounts to be credited to his Account

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to a “Fixed Period Subaccount” which shall be distributed as follows: All amounts credited to a Fixed Period Subaccount, including gains/losses credited/debited in accordance with Article IV hereof, shall be distributed to Participant in the form of a single lump-sum payment within thirty (30) days after January 1 of the Plan Year selected for payment by such Participant; PROVIDED, HOWEVER, Participant may elect at the time of his initial Compensation Reduction Agreement that instead of receiving a single-sum payment, he will receive payment under Section 5.2 in installments over a period not to exceed ten (10) years. The minimum initial deferral period for each Subaccount shall be five (5) years. The election to allocate amounts to be credited to a Fixed Period Subaccount shall be made on the Compensation Reduction Agreement and Beneficiary Designation (see Exhibit A) and in accordance with Section 3.2 hereof. A Participant may not modify, alter, amend or revoke such allocation for a Plan Year after such Plan Year begins. Furthermore, amounts in one Fixed Period Subaccount cannot be transferred to another Fixed Period Subaccount.

If a Participant should die before distribution of the full amount of his Account which has been allocated to any Fixed Period Subaccount, any remaining amount shall be distributed to Beneficiary in the manner and at the time heretofore prescribed. If a Participant has not designated a Beneficiary, or no designated Beneficiary is living on the date of the distribution, such amount shall be distributed to Participant’s estate in the manner and at the time heretofore prescribed.

5.3      Unforeseeable Emergency.  The Committee shall have the sole and absolute discretion to grant a Participant’s request to withdraw all or any amount credited to his Account to the extent reasonably needed to satisfy an emergency need created by an Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship to Participant resulting from an illness or accident of Participant, Participant’s spouse or a dependent (as defined in Code section 152) of Participant, loss of Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. The circumstances that will constitute an Unforeseeable Emergency will depend on the facts of each case, but in any case, the amount distributed with respect to an emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

5.4      Change in Control Event.  Upon a Change in Control Event as defined in Section 1.5, all amounts credited to a Participant’s Account, including gains/losses credited/debited in accordance with Article IV of Plan, shall be distributed to each Participant in a single lump sum payment not later than thirty (30) days following such Change in Control Event.

5.5      Subsequent Election.  A Participant may elect to defer payment, or change the form of payment, of his Account pursuant to his initial election under Section 5.1 or 5.2, provided (a) the subsequent election is not effective until 12 months after the date on which the subsequent election is made; (b) the first payment with respect to which such subsequent election is made shall be deferred for a period of not less than 5 years from the date such payment would otherwise have been made; and (c) in the case of an initial election under Section 5.2 of Plan, any subsequent election shall be made not less than 12 months prior to the date of the first scheduled payment pursuant to the initial election under Section 5.2 of Plan.

5.6      Special Election Permitted by Notice 2005-1.  There shall be permitted pursuant to this Plan, a special election under Notice 2005-1, Q&A 21, with respect to the deferrals of amounts that are subject to IRC 409A which relate all or in part to services performed on or before December 31, 2005. The requirements of IRC 409A(a)(4)(B) relating to the timing of elections will not be applicable to any election made on or before March 15, 2005.

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ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1      The Administrative Committee.  The Plan is administered by the Committee, which shall be the Plan Administrator for purposes of ERISA. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of Plan.

6.2      Powers of the Committee.  In carrying out its duties with respect to the general administration of Plan, the Committee has, in addition to any other powers conferred by Plan or by law, the following powers:

  (a)      to determine all questions relating to eligibility to participate in Plan;

  (b)      to compute the amount and kind of distributions payable to Participants and their Beneficiaries;

  (c)      to maintain all records necessary for the administration of Plan that are not maintained by Company;

  (d)      to interpret the provisions of Plan and to make and publish such rules for the administration of Plan as are not inconsistent with the terms thereof;

  (e)      to establish and modify the method of accounting for Plan;

  (f)      to employ counsel, accountants, record keepers, and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

  (g)      to perform any other acts necessary and proper for the administration of Plan.

  (h)      total and complete discretion to interpret and construe Plan and to determine all questions arising in the administration, interpretation and application of Plan. Any determination Committee makes under Plan is final and binding upon any affected person.

6.3      Indemnification.

  (a)      Indemnification of Members of the Committee by Company.  Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of a member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of a member’s own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

  (b)      Liabilities for which members of the Committee are indemnified.  Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

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  (c)        Company’s right to settle claims. Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of Company.

6.4      Claims procedure.  The Claims Procedure is set forth in Exhibit B attached hereto.

6.5      Expenses of the Committee.  All expenses of the Committee are paid by Company.

6.6      Expenses of the Plan.  The expenses of administering Plan shall be paid by Company.

ARTICLE VII

AMENDMENT OR TERMINATION

7.1      Amendment or Termination.  Company intends Plan to be permanent but, subject to the provisions of Code Section 409A and the regulations thereunder, reserves the right to amend or terminate Plan when, in the sole opinion of Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

7.2      Effect of Amendment or Termination.  No amendment or termination of Plan shall directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. Upon termination of Plan, distribution of amounts in each Account shall be made to the Participant or Beneficiary in the manner and at the time described in Section 5.1 or 5.2 of Plan as elected by Participant under his initial Compensation Reduction Agreement, or as changed by a subsequent election under Section 5.5 hereof. Except as allowed in compliance with Code Section 409A and the regulations promulgated thereunder, there shall be no acceleration of distributions in the event Plan is terminated. No additional credits of Compensation Reduction Contributions shall be made to the Account of a Participant after termination of Plan, but Company shall continue to credit/debit gains/losses to Accounts pursuant to Article IV until the balance of each such Account has been fully distributed to the Participant or Beneficiary.

ARTICLE VIII

GENERAL PROVISIONS

8.1      Participant’s Rights Unsecured.  Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Company for payment of any distributions hereunder. The right of a Participant or Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Company, and neither a Participant nor a Beneficiary shall have any rights in or against any specific assets of Company. All amounts credited to an Account shall constitute general assets of Company and may be disposed of by Company at such time and for such purposes as it may deem appropriate.

8.2      No Guarantee of Benefits.  Nothing contained in Plan shall constitute a guaranty by Company or any other person or entity that the assets of Company will be sufficient to pay any benefit hereunder.

8.3      No Enlargement of Employee Rights.  No Participant shall have any right to receive a distribution of contributions made under Plan except in accordance with the terms of Plan. Establishment of Plan shall not be construed to give any Participant the right to be retained in the service of Company.

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8.4      Spendthrift Provision.  No interest of any person or entity in, or right to receive a distribution under, Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.5      Applicable Law.  Plan shall be construed and administered under the laws of the State of Kansas.

8.6      Incapacity of Recipient.  If any person entitled to a distribution under Plan is deemed by Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Company and Plan therefor.

8.7      Unclaimed Benefit.  Each Participant shall keep Company informed of his current address and the current address of any Beneficiary. Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Company within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of Participant, Company is unable to locate any Beneficiary of Participant, then Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be irrevocably forfeited.

8.8      Limitations on Liability.  Notwithstanding any of the preceding provisions of Plan, neither Company nor any individual acting as employee or agent of Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with Plan.

8.9      Department of Labor Notice.  Company shall be responsible for filing with the Department of Labor a notice in the form attached hereto as Exhibit C, not later than 120 days after the adoption of this Plan.

IN WITNESS WHEREOF, Company has caused this Plan to be executed by a duly authorized officer this      day of                         , 2006.

WESTAR ENERGY, INC.

By:

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EXHIBIT A

COMPENSATION REDUCTION AGREEMENT

AND

BENEFICIARY DESIGNATION

As a condition of receiving a Compensation Reduction Contribution under the Westar Energy, Inc. 2005 Deferred Compensation Plan, the undersigned agrees as follows:

1.        The cash Compensation otherwise payable to me by Westar Energy, Inc. for any calendar year commencing with the year which begins on January 1, 2006, shall be reduced by              % and the amount of such reduction shall be allocated as a Compensation Reduction Contribution made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year to my Cash Deferral Account.

2.        The restricted share units (RSUs) granted to me under an RSU award by Wester Energy, Inc. dated                         , which shall vest on                                     , shall not be paid on such vesting date(s), but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for such year(s). (IMPORTANT: an election under this paragraph 2 must be made no later than 30 days after the award date for the RSUs.)

3.        All dividend equivalents paid with respect to the RSUs referred to in item 2 above shall not be paid when normally paid, but instead shall be reinvested in RSUs, which shall not be then paid, but instead shall be deferred and allocated as a Compensation Reduction Contribution to my Stock Deferral Account made for my benefit pursuant to the Westar Energy, Inc. 2005 Deferred Compensation Plan for each such year that dividend equivalent would otherwise be paid.

4.        Optional Election to Allocate Contributions to a Fixed Period Subaccount (Plan Section 5.2). I wish to allocate contributions to be made pursuant to paragraphs 1, 2 or 3 above as follows:

    (a)        Rather than receive distribution of contributions made to the Plan pursuant to the general rule stated in Plan Section 5.1, I wish to create a “Fixed Period Subaccount” which shall be payable January 1 of the following year:                          (insert the year which for an initial deferral must be at least five (5) years after the Plan Year the election is effective).

    (b)        Further, I wish to allocate the following percentage of Compensation Reduction Contributions made on my behalf to the account created in (a) above:         %

5.        Optional Election to Receive Distribution in Installments Over a Period Not To Exceed Ten (10) Years. Rather than receive distribution of contributions made to the Plan in a lump sum, I wish distribution in equal monthly payments of          years (not to exceed ten (10) years).

6.        These elections shall be irrevocable with respect to the Plan Year covered by this election prior to the date I revoke the elections by written instrument delivered to Westar Energy, Inc. With the exception of changes to beneficiary designation, no written instrument shall be effective during the Plan Year if delivered after the start of the Plan Year (or, if I am a new Participants, the effective date of my enrollment in the Westar Energy, Inc. 2005 Deferred Compensation Plan).

7.        I hereby designate the following person or persons as primary and secondary beneficiaries of my Account under the Plan payable by reason of my death:

Primary Beneficiary(ies) [include address and relationship]

Contingent Beneficiary(ies) [include address and relationship]:

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.

All sums payable under the Plan by reason of my death shall be paid to the primary beneficiary, if he or she survives me, and if no primary beneficiary survives me, then to the contingent beneficiary, and if no named beneficiary survives me, then all amounts shall be paid in accordance with the Plan. I understand that, unless I have provided otherwise above, all sums payable to more than one beneficiary will be paid equally to the living beneficiaries.

Accepted:

Westar Energy, Inc.

By:	Signature of Participant

Date:	Date:

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EXHIBIT B

CLAIMS PROCEDURES

I.	Initial Claim.

       A.          Submitting the Claim

Upon request, the Plan Administrator shall provide any Participant or Beneficiary (“Claimant”) with a claim form which the Claimant can use to request benefits. In addition, the Plan Administrator will consider any written request for benefits under the Plan to be a claim.

       B.          Approval of Initial Claim

If a claim for benefits is approved, the Plan Administrator shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

1.	The amount of benefits to which the Claimant is entitled.

2.	The duration of such benefit.

3.	The time the benefit is to commence.

4.	Other pertinent information concerning the benefit.

       C.          Denial of Initial Claim

If a claim for benefits is denied (in whole or in part) by the Plan Administrator, the Plan Administrator shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See Section III for the procedures concerning extensions of time.)

The notice of denial of the claim shall include:

1.	The specific reason that the claim was denied.

2.	A reference to the specific plan provisions on which the denial was based.

3.	A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

4.	A description of the plan’s appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

5.	Any materials required under 29 C.F.R. § 2560.503-1(g)(1)(v).

The Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. The Claimant may appeal the denial as set forth in the next section of this procedure. IF THE CLAIMANT FAILS TO APPEAL SUCH ACTION TO THE PLAN ADMINISTRATOR IN WRITING WITHIN THE PRESCRIBED PERIOD OF TIME DESCRIBED IN THE NEXT SECTION, THE PLAN ADMINISTRATOR’S DENIAL OF A CLAIM SHALL BE FINAL, BINDING AND CONCLUSIVE.

II.	Appeal Procedures

       A.          Filing the Appeal

In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Plan Administrator within 60 days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

At the same time the Claimant submits a notice of appeal, the Claimant may also submit written comments, documents, records, and other information relating to the claim. North Fork Bancorporation, Inc. (“Company”) (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

       B.          General Appeal Procedure

Company may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

Company shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require an extension of time. (See Section III for the procedures concerning extensions of time.)

The appeal decision of Company shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

1.	The specific reason or reasons for the appeal decision.

2.	Reference to the specific plan provisions on which the appeal decision is based.

3.	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. § 2560.503-1 (m)(8).)

4.	A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

5.	A statement of the Claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act.

       C.          Special Appeal Procedure for Disability Claims.

For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in Section II.B., the following procedures shall also apply:

1.	The appeal will be conducted by an appropriate Named Fiduciary designated by Company. The Fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

2.	In deciding the appeal, the Fiduciary shall not give any deference to the initial determination that was made concerning the claim.

3.	If the initial claim was denied based in whole or in part on a medical judgment, then the Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

4.	If the Fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the Fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

5.	In the event of an adverse determination on appeal if an internal rule, guideline, protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

III.	Extensions of Time

       A.          Notice of Extension

If Company requires an extension of time, Company shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

The notice of the extension shall include:

1.	An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or Company.

2.	The date by which the Administrator or Company expects to render a decision.

3.	The standard on which the Claimant’s entitlement to a benefit is based.

4.	The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

a.	The Claimant shall have at forty-five (45) days in which to provide the specified information.

b.	The time for determining an initial claim shall be tolled from the date on which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

      B.          Length of Extension

For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed.

For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed.

For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed.

For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.

EXHIBIT C

CERTIFIED MAIL

RETURN RECEIPT NO.

Secretary of Labor

Top Hat Plan Exemption

Employee Benefits Security Administration

Room N-1513

U.S. Department of Labor

200 Constitution Avenue NW

Washington, DC 20210

WESTAR ENERGY, INC.

REPORTING AND DISCLOSURE COMPLIANCE STATEMENT

In compliance with Section 110 of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Regulations thereunder, found at 29 CFR 2520.104-23, Westar Energy, Inc. is filing this Reporting and Disclosure Compliance Statement and in connection herewith provides the following information:

EMPLOYER	WESTAR ENERGY, INC.
ADDRESS:	818 SOUTH KANSAS AVE. P.O. BOX 889 TOPEKA, KS 66612
EMPLOYER IDENTIFICATION #:	48-0290150
PLAN NAME:	WESTAR ENERGY, INC.2005 DEFERRED COMPENSATION PLAN
NUMBER OF PLANS:	[ ]
NUMBER OF EMPLOYEES PARTICIPATING IN EACH PLAN:	[ ]

Westar Energy, Inc. maintains the above-named unfunded Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Westar Energy, Inc. will provide the plan documents to the Secretary of Labor upon request, as required by Section 104(a)(1) of ERISA.

WESTAR ENERGY, INC.

By:

Title:
Date: